UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 7, 2003

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(513) 784-8000

Item 9.	Regulation FD Disclosure.

In its Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, the Company stated with respect to the European Union’s (“EU”) banana import regime: “On May 1, 2004, ten Central and Eastern European countries are scheduled to join the EU. This EU enlargement is expected to lead to an increase in the EU’s banana tariff rate quota volume and the issuance of additional banana import licenses. The EU’s decisions as to the amount of the volume increase, and the rules for administering the new licenses, are not expected to be announced until 2004. Management cannot predict what the EU’s decisions regarding enlargement will be or the impact they will have on market conditions for the sale of bananas in the EU, and there can be no assurance that the 2004 enlargement will not have a material adverse effect on the Company’s results of operations.”

On October 7, 2003, in response to a question at a meeting with investors, Cyrus F. Freidheim, Chairman of the Board and Chief Executive Officer of the Company, said that it remains impossible at this time to predict the effect of EU enlargement on the Company, which will depend on a number of factors that are not yet known. When asked for a range of possible outcomes, he offered a guess that the annualized effect on earnings before interest, taxes, depreciation and amortization could range from an increase of $5-10 million to a decrease of $20-30 million.

* * *

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein is furnished to the Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

This Current Report contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chiquita, including: the impact of changes in the European Union banana import regime expected to occur in connection with the anticipated enlargement of the EU in 2004 and the anticipated conversion to a tariff-only regime in 2006; prices for Chiquita products; availability and costs of products and raw materials; currency exchange rate fluctuations; natural disasters and unusual weather conditions; operating efficiencies; labor relations; the continuing availability of financing; the Company’s ability to realize its announced cost-reduction goals; actions of U.S. and foreign governmental bodies including in relation to, and the potential impact of political instability and terrorist activities on, the Company where it has international operations; and other market and competitive conditions. The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Company undertakes no obligation to update any such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2003	CHIQUITA BRANDS INTERNATIONAL, INC.

	By:	/S/ ROBERT W. OLSON

Robert W. Olson Senior Vice President, General Counsel and Secretary